UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2016

PERCEPTRON, INC.
(Exact name of registrant as specified in its charter)

Michigan	0-20206	38-2381442
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

47827 Halyard Drive, Plymouth, MI   48170-2461

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (734) 414-6100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activity.

On March 3, 2016, Perceptron, Inc. (the "Company") issued a press release announcing a financial improvement plan that will result in a reduction in global headcount of approximately 10%. The financial improvement plan was approved by the Board of Directors on February 29, 2016. The plan was implemented to re-align the Company’s fixed cost with its near-to mid-term expectations for the Company’s business. The financial improvement plan includes headcount reductions and position eliminations spread across the organization's geographic regions, departments and roles. As a result of this restructuring, the Company expects to incur pre-tax cash and non-cash charges of approximately $3.0 million in the third fiscal quarter of 2016, virtually all of which are related to one time termination benefits. Approximately $2.9 million of these charges are expected to result in future cash expenditures. These reductions are expected to yield annualized pre-tax cost savings of approximately $4.5 million.

Attached hereto and incorporated by reference as Exhibit 99.1 is the press release relating to such announcement.

Safe Harbor Statement

Certain statements in this Form 8-K may be “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, including the Company’s expectation as to its fiscal year 2016, and future results, cost savings from its financial improvement plan, operating data, new order bookings, revenue, expenses, income and backlog levels, the timing of revenue and income from new products which we have recently released or have not yet released, the timing of the introduction of new products and expansion into new industry sectors and geographies. Whenever possible, we have identified these forward-looking statements by words such as “target,” “will,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “prospects,” “outlook” or similar expressions. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all of our forward-looking statements. While we believe that our forward-looking statements are reasonable, you should not place undue reliance on any such forward-looking statements, which speak only as of the date made. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different. Factors that might cause such a difference include, without limitation, disruptions to our operations due to the financial improvement plan and related headcount reductions and position eliminations, risks associated with effectively controlling operating expenses, including failure to achieve anticipated cost savings from the financial improvement plan and other cost reduction initiatives or to reduce costs to the level originally anticipated to avoid disruptions to our operations, risks associated with changes in our sales strategy and structure, including the impact of such changes on booking and revenue levels and customer purchase decisions, the risk that actual charges from the financial improvement plan differ from our assumptions used in estimating the charges, and the risks and uncertainties discussed from time to time in our periodic reports filed with the Securities and Exchange Commission, including those listed in “Item 1A – Risk Factors” of our Annual Report on Form 10-K for fiscal 2015. Except as required by applicable law, we do not undertake, and expressly disclaim, any obligation to publicly update or alter our statements whether as a result of new information, events or circumstances occurring after the date of this report or otherwise.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the financial improvement plan, the Board of Directors has reduced the annual retainer fee paid to Mr. W. Richard Marz, Chairman of the Board, President and Chief Executive Officer, for service as Chairman of the Board, by $50,000, from $150,000 to $100,000. In addition, the Board of Directors has suspended payment of retainer and meeting fees payable to the non-management directors from March 2, 2016 through December 1, 2016.

The Company terminated the employment of Mr. Song Yop Chung, Senior Vice President and Chief Technology Officer, effective March 2, 2016.  Mr. Chung and the Company are parties to a Severance Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

D.	Exhibits.

Exhibit No.	Description

Exhibit 10.1	Severance Agreement dated December 16, 2010 between Song Yop Chung and the Company.

Exhibit 99.1	Press Release dated March 3, 2016 announcing the Company's financial improvement plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERCEPTRON, INC.

Date: March 3, 2016	/s/ W. Richard Marz
By: W. Richard Marz
Its: Chairman of the Board, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Severance Agreement dated December 16, 2010 between Song Yop Chung and the Company.

99.1	Press Release dated March 3, 2016 announcing the Company's financial improvement plan.

5